Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas L. Cronan III, Vice President of Finance and Administration and Chief Finance Officer of Redback Networks Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2006	By:	/S/ THOMAS L. CRONAN III
Thomas L. Cronan III Chief Financial Officer, Senior Vice President of Finance and Administration

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic versions of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange commission or its staff upon request.

This certification accompanies this Form 10-K to which it relates, is not deemed filed with the Securities and Exchange commission and is not to be incorporated by reference into any filing of the Registrant (whether made before or after the date of this Form 10-K under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, irrespective of any general incorporation language contained in such filing.